UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2021

GEX MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-38288	56-2428818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3662 W. Camp Wisdom Road

Dallas, Texas 75237

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(877) 210-4396

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2021, Joseph Frontiere, a Board Member, was appointed as the Company’s Executive Director, to serve in such offices at the pleasure of the Board. Mr. Frontiere currently serves as the Executive Chairman of 27 Health, LLC and brings with him several years of experience as a business development executive in the professional services, retail and entertainment industry.

Item 8.01	Other Events.

On June 24, 2021, GEX Management, Inc. issued a press release announcing its 2021 Strategic Outlook and Business Development Initiatives that includes potential launch of additional subsidiary business lines as part its strategic roadmap. A copy of the press release is filed as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 24, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2021	GEX MANAGEMENT, INC.

	By:	/s/ Srikumar Vanamali
Srikumar Vanamali
Chief Executive Officer

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